Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement (the “Report”) on Form S-8 of Namib Minerals of our report dated April 15, 2025, relating to the financial statements of Namib Minerals appearing in Registration Statement on Form F-1 (File No. 333-288328).

We also consent to the reference to us under the caption “Experts” in the Report.

/s/ BDO South Africa Incorporated

BDO South Africa Incorporated

Johannesburg, South Africa

October 1, 2025